As filed with the Securities and Exchange Commission on November 20, 2007
Registration No. 333-147025

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7363 (Primary Standard Industrial Classification Code Number)	20-2312035 (I.R.S. Employer Identification Number)

5260 Parkway Plaza Boulevard
Suite 140
Charlotte, NC 28217
(704) 523-2191
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carl W. Guidice, Jr., President
SOI Holdings, Inc.
5260 Parkway Plaza Boulevard
Suite 140
Charlotte, NC 28217
(704) 523-2191
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas G. Spencer, Esq. Duane Morris LLP 30 South 17th Street Philadelphia, PA 19103-4196 (215) 979-1218	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to file certain additional exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note, Item 16(a) of Part II, the signature page and the exhibit index to the registration statement.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and financial statement schedules

(a)	List of Exhibits

The attached Exhibit Index is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 20, 2007.

SOI HOLDINGS, INC.

By:	/s/ Carl W. Guidice, Jr.
Carl W. Guidice, Jr.
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Carl W. Guidice, Jr. Carl W. Guidice, Jr.		President, Chief Executive Officer and Director (principal executive officer)	November 20, 2007

* Michael W. Willson		Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)	November 20, 2007

* Anthony M. Danon		Chief Operating Officer and Director	November 20, 2007

* Alexander E. Fisher		Director	November 20, 2007

* Jonathan M. Haas		Director	November 20, 2007

* Eric D. Kogan		Director	November 20, 2007

* Marc A. Utay		Director	November 20, 2007

*By:	/s/ Carl W. Guidice, Jr. Carl W. Guidice, Jr., Attorney-in-fact		November 20, 2007

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement.
*3	.1	Amended and Restated Certificate of Incorporation.
*3	.2	Amended and Restated Bylaws.
†4	.1	Specimen of common stock certificate.
†5	.1	Opinion of Duane Morris LLP.
*10	.1	Stockholders Agreement, dated August 3, 2005, by and among SOI Holdings, Inc., SOI Investors LLC, Trumpet Investors L.P., Trumpet SBIC Investors L.P., Regions Bank, and other Stockholders signatory thereto.
*+10	.2	SOI Holdings, Inc. Amended and Restated 2005 Omnibus Plan.
*+10	.3	Form of SOI Holdings, Inc. 2005 Omnibus Plan Nonqualified Common Stock Option Agreement.
*+10	.4	Form of SOI Holdings, Inc. 2005 Omnibus Plan Amended and Restated Nonqualified Common Stock Option Agreement.
*10	.5	Stock Purchase Agreement, dated June 29, 2005, by and among Regions Financial Corporation, Union Planters Bank, National Association, Strategic Outsourcing, Inc. and SOI Investors LLC.
*10	.6	Amendment No. 1 to Stock Purchase Agreement, dated August 3, 2005, by and among Regions Financial Corporation, Regions Bank, Strategic Outsourcing, Inc. and SOI Investors LLC.
*10	.7	Stock Purchase Agreement, dated August 3, 2005, by and between SOI Investors LLC and Carl Guidice.
*10	.8	Amendment No. 1 to Stock Purchase Agreement, dated August 23, 2007, to Stock Purchase Agreement dated August 3, 2005, by and between SOI Investors LLC and Carl Guidice.
*10	.9	Management Stock Purchase Agreement, dated August 3, 2005, by and between SOI Holdings, Inc. and Mike Willson.
*10	.10	Management Stock Purchase Agreement, dated August 3, 2005, by and between SOI Holdings, Inc. and Anthony Danon.
*10	.11	Management Stock Purchase Agreement, dated August 3, 2005, by and between SOI Holdings, Inc. and Gilbert Aleman.
*10	.12	Office Lease Agreement, made May 26, 2000, by and between Highwoods Realty Limited Partnership, and Strategic Outsourcing, Inc.
*10	.13	First Amendment to Lease, entered into on August 5, 2004, by and between Highwoods Realty Limited Partnership, and Strategic Outsourcing, Inc.
*10	.14	Expansion Space Commencement Agreement, entered into on February 17, 2005, by and between Highwoods Realty Limited Partnership and Strategic Outsourcing, Inc.
*+10	.15	Employment Agreement, dated June 29, 2005, by and between Strategic Outsourcing, Inc. and Carl Guidice.
*+10	.16	Employment Agreement, dated June 29, 2005, by and between Strategic Outsourcing, Inc. and Gil Aleman.
*+10	.17	Employment Agreement, dated June 29, 2005, by and between Strategic Outsourcing, Inc. and Michael Willson.
*+10	.18	Employment Agreement, dated August 10, 2005, by and between Strategic Outsourcing, Inc. and Anthony Danon.
*10	.19	Third Amended and Restated Senior Secured Credit Agreement, dated July 2, 2007, by and among Strategic Outsourcing, Inc., as Borrower, and the other Credit Parties thereto from time to time, as Guarantors, and the Lenders party thereto from time to time, and The Bank of New York, as Issuing Bank, Collateral Agent and Administrative Agent, and BNY Capital Markets, Inc., as Sole Lead Arranger and as Sole Bookrunner, and Suntrust Bank as Syndication Agent, and Wachovia Bank, N.A. as Documentation Agent.
*10	.20	Management Services Agreement, dated July 29, 2005, by and among Clarion Capital Operating, LLC and SOI Holdings, Inc.

Exhibit No.		Description

**10	.21	Large Risk Alternative Rating and Insurance Program Agreement, effective March 1, 2007, between Strategic Outsourcing, Inc., and Hartford Fire Insurance Company.
**10	.22	Minimum Premium Accounting Agreement, dated March 1, 2005, by and among Blue Cross and Blue Shield of Florida, Inc., Health Options, Inc., and Strategic Outsourcing, Inc.
**10	.23	Health Benefits Agreement, effective March 1, 2004, by and among First Health Life & Health Insurance Company, Union Planters Corporation and Strategic Outsourcing, Inc.
**10	.24	Group Accident and Health Insurance Policy, effective March 1, 2007, by and between Aetna Life Insurance Company and Strategic Outsourcing, Inc.
**10	.25	Lexington Insurance Company Employment Practices Liability Insurance Policy No. 7448348.
**10	.26	Claim Agreement, effective March 1, 2007, between Strategic Outsourcing, Inc., and Specialty Risk Services, LLC, successor to Specialty Risk Services, Inc., on behalf of itself and its affiliate, Hartford Fire Insurance Company.
*10	.27	Preferred Stock Redemption Agreement, dated May 18, 2007, by and among Regions Bank, Trumpet Investors, L.P., Trumpet SBIC Investors, L.P., and SOI Holdings, Inc.
*10	.28	Stock Redemption and Waiver Agreement, dated July 2, 2007, by and among Regions Financial Corporation, Regions Bank, Trumpet Investors, L.P., Trumpet SBIC Partners, L.P., Strategic Outsourcing, Inc., and SOI Holdings, Inc.
*+10	.29	Strategic Outsourcing, Inc. 2007 Management Bonus Incentive Plan.
*+10	.30	Strategic Outsourcing, Inc. 2006 Management Bonus Incentive Plan.
*+10	.31	Strategic Outsourcing, Inc., Great Game of Business Plan.
*+10	.32	Strategic Outsourcing, Inc. 2002 Management Incentive Plan.
*21	.1	List of Subsidiaries of the Registrant.
*23	.1	Consent of PricewaterhouseCoopers LLP.
*23	.2	Consent of PricewaterhouseCoopers LLP.
*23	.3	Consent of Ernst & Young LLP.
†23	.4	Consent of Duane Morris LLP.
*24		Powers of Attorney.

+	This exhibit represents a management contract or compensatory plan or arrangement.

†	To be filed by amendment.

*	Previously filed.

**	Portions of this Exhibit have been deleted pursuant to the registrant’s Application Objecting to Disclosure and Requesting Confidential Treatment Under Rule 406 of the Securities Act of 1933, as amended.